Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
October 22, 2009

NaturalNano, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15 Schoen Place
Pittsford, New York 14534
(Address of principal executive offices)

(585) 267-4850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 22, 2009, NaturalNano, Inc. (“NNAN”) borrowed $40,000 from Longview Special Finance Inc. (“Longview”) pursuant to the terms of a letter agreement, a copy of which is filed as Exhibit 10.1 to this Current Report.  The $40,000 loan plus interest at the rate of 16% per annum is due and payable on November 1, 2009. The loan is secured by all the other collateral that secures the various senior secured notes that NNAN previously issued to Longview.

Item 2.03.  Creation of a Direct Financial Obligation.

The  disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 2.03.

Item 9.01  Exhibits.

Exhibit Number	Description
Exhibit 10.1	Letter Agreement, dated October 22, 2009 to Longview Special Finance Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaturalNano, Inc.

Date: October 23, 2009	By:	/s/ James Wemett
	Name:	James Wemett
	Title:	Acting Chief Executive Officer